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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 1995 included in and incorporated by reference in the Annual Report on Form 10-K of Merck & Co., Inc. as amended by Form 10-K/A on June 29, 1995 for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.



                                     /S/ ARTHUR ANDERSEN LLP
                                     -----------------------
                                     ARTHUR ANDERSEN LLP


New York, N.Y.
November 28, 1995





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